Exhibit 99.1

Align Technology                            Zeno Group
Madelyn Valente                            Sarah Johnson
(909) 833-5839                                (828) 551-4201
mvalente@aligntech.com                        sarah.johnson@zenogroup.com

ALIGN TECHNOLOGY TO ACQUIRE PRIVATELY HELD DIRECT 3D PRINTING PIONEER CUBICURE TO SUPPORT AND SCALE COMPANY’S STRATEGIC INNOVATION ROADMAP

LAS VEGAS, SAN JOSE, Calif., TEMPE, Ariz., and VIENNA, Austria September 6, 2023 -- Align Technology, Inc. (Align) (Nasdaq: ALGN) today announced that it has entered into a definitive agreement to acquire privately held Cubicure GmbH, a pioneer in direct 3D printing solutions for polymer additive manufacturing that develops, produces, and distributes innovative materials, equipment, and processes for novel 3D printing solutions. Cubicure’s patented Hot Lithography technology uses a special heating and coating mechanism that enables the processing of highly viscous resins to produce particularly tough and temperature-resistant polymers. This high precision 3D printing process facilitates the unprecedented additive manufacturing of resilient components with an astonishing first of its kind material quality performance.

“Align and Cubicure have worked together for many years and our successful collaboration has contributed to breakthrough technologies and innovation in direct 3D printing,” said Srini Kaza, Align senior vice president of product research and development. “The acquisition of Cubicure will not only strengthen the Align Digital Platform and our core capabilities in direct 3D printing, but their talented team, including visionary founders, engineers, and material scientists, will expand our knowledge and expertise in one of the most strategic areas of innovation over the next decade. I look forward to welcoming the entire Cubicure team to Align and continuing to extend our global leadership in digital orthodontics and 3D printing.”

“As the pioneer and a global leader in clear aligners with the world’s largest 3D printing operations producing over 1 million custom appliances every day, Align is continuing to innovate and invest in technologies that enable the next generation of direct 3D printed products, thus creating more sustainable and efficient solutions” said Joe Hogan, Align Technology president and CEO. “Our partnership with Cubicure began several years ago as a joint development program and has evolved over time with the potential for significant innovation in scaling our direct 3D printing processes. The agreement to acquire Cubicure is a natural next step to bring their talented team and unique cutting-edge technology in-house

Exhibit 99.1
where they will support our long-term growth strategy by enabling us to scale our 3D printing operations to eventually direct print millions of custom appliances per day.”

The acquisition of Cubicure will strengthen Align’s existing intellectual property portfolio and know-how in direct 3D printing of appliances. Integration with Cubicure will also extend and scale Align’s printing, materials, and manufacturing capabilities for our 3D printed product portfolio.

The purchase price for the transaction will be approximately €79 million subject to customary closing adjustments and adjustments for Align’s existing ownership of capital stock of Cubicure. The acquisition is expected to close in Q4 2023 or early 2024.

About Align Technology, Inc.
Align Technology designs and manufactures the Invisalign® System, the most advanced clear aligner system in the world, iTero™ intraoral scanners and services, and exocad™ CAD/CAM software. These technology building blocks enable enhanced digital orthodontic and restorative workflows to improve patient outcomes and practice efficiencies for approximately 247 thousand doctor customers and are key to accessing Align’s 500 million consumer market opportunity worldwide. Over the past 26 years, Align has helped doctors treat over 15.7 million patients with the Invisalign System and is driving the evolution in digital dentistry through the Align Digital Platform™, our integrated suite of unique, proprietary technologies and services delivered as a seamless, end-to-end solution for patients and consumers, orthodontists and GP dentists, and lab/partners. Visit www.aligntech.com for more information.

For additional information about the Invisalign System or to find an Invisalign doctor in your area, please visit www.invisalign.com. For additional information about the iTero digital scanning system, please visit www.itero.com. For additional information about exocad dental CAD/CAM offerings and a list of exocad reseller partners, please visit www.exocad.com.

Invisalign, iTero, exocad, Align, and Align Digital Platform are trademarks of Align Technology, Inc.

About Cubicure GmbH
Cubicure GmbH develops, produces, and distributes system solutions for the industrial 3D printing of polymer parts. With roots in university research and the ambition to help shape the digital future of industry, the Viennese company has been setting the course for digital production since 2015. The hot lithography process enables unprecedented additive manufacturing of resilient precision components.

Forward-Looking Statements
This news release and other information publicly disseminated by us, contains forward-looking statements, including statements of beliefs and expectations regarding expected transaction benefits and synergies as a result of the acquisition and expectations regarding the purchase price and timing of the transaction, in addition to other matters discussed in this press release that are not purely historical data. We do not assume any obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise. Forward-looking statements contained in this news release relating to expectations about future events or results are based upon information available to Align as of the date hereof. Readers are cautioned that these forward-looking statements reflect our best judgments based on currently known facts and circumstances and are subject to risks, uncertainties, and assumptions that are difficult to predict. As a result, actual results may differ materially and adversely from those expressed in any forward-looking statements.

Factors that might cause such a difference include, but are not limited to:

•the ability to: (i) realize expected synergies or benefits in connection with the proposed transaction within the expected timeframes or not at all and (ii) timely, cost-efficiently and

Exhibit 99.1
effectively integrate Cubicure’s business without adversely impacting operations of either Align or Cubicure;
•the effect of the announcement or closing of the proposed transaction on (i) Align’s and Cubicure’s relationships with their respective customers, suppliers, strategic partners and competitors and their operating results and businesses generally (including the diversion of management time on transaction-related issues) and (ii) the ability to retain and hire key personnel;
•uncertainties associated with any aspect of the proposed transaction, including those related to (i) fluctuations in foreign exchange rates and transaction costs, and (ii) litigation in connection with the transaction itself or ongoing matters acquired from Cubicure;
•the potential that our due diligence did not uncover risks and potential liabilities associated with Cubicure;
•risks relating to financial reporting including those resulting from the implementation of new or changed accounting policies and practices as well as associated system implementation in the context of the transaction as well as our ability to forecast financial results;
•the potential impact of the transaction on our future tax rate and payments based on the consolidation of the global group and our ability to integrate foreign operations; and
•the potential negative effects of the announcement of the proposed transaction on the market price of Align’s common stock

The foregoing and other risks are detailed from time to time in our periodic reports filed with the Securities and Exchange Commission, including, but not limited to, our Annual Report on Form 10-K for the year ended December 31, 2022, which was filed with the Securities and Exchange Commission ("SEC") on February 27, 2023, and our latest Quarterly Report on Form 10-Q for the quarter ended June 30, 2023, which was filed with the SEC on August 4, 2023. Align undertakes no obligation to revise or update publicly any forward-looking statements for any reason.